HOLLYWOOD MEDIA CORP. REPORTS 2012 FOURTH QUARTER AND YEAR END RESULTS

BOCA RATON, Fla., April 1, 2013 – Hollywood Media Corp. (Nasdaq: HOLL) today reported financial results for the fourth quarter and year ended December 31, 2012.

On a continuing operations basis, which includes the contribution from Tekno Books, the Company’s 100% owned subsidiary under the Intellectual Property division, net revenues for the 2012 fourth quarter were unchanged at $0.2 million compared to $0.2 million in the prior-year period. For the full year 2012, net revenues were $0.6 million versus $1.1 million in 2011.

Income from continuing operations for the 2012 fourth quarter, was $4.8 million, or $0.21 per share, compared to a loss from continuing operations for the 2011 fourth quarter of $0.1 million, or $0.01 per share. The income tax benefit of $3.8 million was fully offset by the income tax expense recognized in the Gain on sale of discontinued operations, net of income taxes. Income from continuing operations for the full year 2012 was $0.9 million, or $0.04 per share, which included a non-cash goodwill impairment charge of $3.6 million in the third quarter of 2012 related to the Company’s Ad Sales Division, $0.4 million of non-cash amortization expense of deferred compensation costs, and $0.1 million depreciation and amortization. This compared to a loss from continuing operations for the full year 2011 of $7.1 million, or $0.29 per share, which included a non-cash goodwill impairment charge of $4.8 million in the third quarter of 2011 related to the Company’s Ad Sales Division. The income tax benefit of $5.3 million was fully offset by the income tax expense recognized in the Gain on sale of discontinued operations, net of income taxes.

Net income, which includes discontinued operations, was $11.8 million, or $0.51 per share, in the 2012 fourth quarter, compared to net income of $0.04 million, or $0.00 per share, in the prior-year period. For the full year 2012, net income, which includes discontinued operations, was $10.4 million, or $0.45 per share, compared to a net loss in 2011 of $6.9 million, or $0.28 per share.

At December 31, 2012, the Company had cash and cash equivalents of $11.4 million and no debt as compared to cash and cash equivalents of $3.7 million and no debt at December 31, 2011.

The increased cash position reflects a $7 million earnout payment in cash received in the 2012 fourth quarter from Key Brand Entertainment Inc. (“Key Brand”) pursuant to the amended purchase agreement related to the completed sale of Hollywood Media’s Broadway Ticketing Business (“Theatre Direct”) to Key Brand. In addition, during the 2012 fourth quarter Key Brand notified Hollywood Media that it achieved the revenue target for the second $7 million earnout under the purchase agreement in Key Brand's fiscal year ended June 30, 2012. Accordingly, this $7 million amount was added to the principal amount of the $8.5 million loan due Hollywood Media by Key Brand. Pursuant to this loan, interest will be payable to Hollywood Media at an increased rate of 13% per annum and principal on such second $7 million earnout amount will be amortized in equal quarterly installments over the period commencing October 5, 2012 and ending on June 30, 2015 which is the new shortened maturity date of the loan. As a result of this second $7 million earnout being added to the loan and a subsequent payment received in the amount of $1.0 million (which included a principal payment of $0.5 million), the principal amount of the loan due Hollywood Media by Key Brand was $15.0 million as of December 31, 2012. A $1.1 million payment was received during the first quarter of 2013 in accordance with the terms of the loan.

The Company purchased 16,600 shares of Hollywood Media’s common stock for $0.1 million during the fourth quarter of 2012 and 510,700 shares of Hollywood Media’s common stock for $0.7 million during the first quarter of 2013.

About Hollywood Media Corp.

Hollywood Media Corp. is comprised primarily of an Ad Sales division, an Intellectual Property division, and various financial assets.

Note on Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media Corp., our ability to develop and maintain strategic relationships, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2012. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

CONDENSED CONSOLIDATED BALANCE SHEETS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Contact:

Investor Relations Department

Hollywood Media Corp.

L. Melheim

ir@hollywoodmedia.com

561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,378,519	$3,683,063
Prepaid expenses	329,915	316,430
Other receivables	75,105	-
Note receivable, current	1,375,545	-
Related party receivable	37,287	521,497
Current portion of deferred compensation	430,000	430,000
Current assets of discontinued operations	-	566,691
Total current assets	13,626,371	5,517,681

PROPERTY AND EQUIPMENT, net	240,645	283,574
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	138,384	1,573,325
INTANGIBLE ASSETS, net	8,683	17,116
GOODWILL	6,200,000	9,800,000
OTHER ASSETS	727,982	58,628
NOTE RECEIVABLE, less current portion	4,455,106	-
WARRANT	700,000	-
DEFERRED COMPENSATION, less current portion	518,651	948,651
LONG TERM ASSETS OF DISCONTINUED OPERATIONS	-	23,814
TOTAL ASSETS	$26,615,822	$18,222,789

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$414,123	$387,070
Accrued expenses and other	1,036,788	646,821
Deferred revenue	111,669	264,228
Current portion of capital lease obligations	16,255	21,829
Current liabilities of discontinued operations	-	1,130,268
Total current liabilities	1,578,835	2,450,216

CAPITAL LEASE OBLIGATIONS, less current portion	2,152	16,203
OTHER DEFERRED LIABILITY	355	42,514
DEFERRED REVENUE	14,000	46,200
DERIVATIVE LIABILITIES	60,000	1,090,000
LONG TERM LIABILITIES OF DISCONTINUED OPERATIONS	-	2,158
TOTAL LIABILITIES	1,655,342	3,647,291

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 23,162,466 and 23,179,066
shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	231,625	231,791
Additional paid-in capital	293,591,903	293,616,319
Accumulated deficit	(268,863,048)	(279,272,612)
Total shareholders' equity	24,960,480	14,575,498
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$26,615,822	$18,222,789

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	TWELVE MONTHS ENDED December 31,		THREE MONTHS ENDED December 31,
	2012	2011	2012	2011

NET REVENUES	$616,338	$1,067,708	$187,256	$226,162

OPERATING COSTS AND EXPENSES
Editorial, production, development and technology	639,865	651,614	248,362	89,572
Selling, general and administrative	2,854,440	2,782,020	1,014,450	511,221
Payroll and benefits	2,688,017	3,242,209	1,068,530	398,653
Depreciation and amortization	136,443	203,231	23,411	40,578

Total operating costs and expenses	6,318,765	6,879,074	2,354,753	1,040,024

Loss from operations	(5,702,427)	(5,811,366)	(2,167,497)	(813,862)

LOSSES OF UNCONSOLIDATED INVESTEES
Equity in earnings of unconsolidated investees	(142,003)	593,767	(152)	184,176
Impairment loss	(3,600,000)	(4,795,783)	-	-
Total losses in earnings of unconsolidated investees	(3,742,003)	(4,202,016)	(152)	184,176

OTHER INCOME (EXPENSE):
Interest, net	1,249,868	1,049,843	472,457	260,183
Accretion of discount, net of allowance for uncollectability	1,717,900	-	1,717,900	-
Other, net	2,068,665	2,025,160	960,353	394,208

Loss from continuing operations before income taxes	(4,407,997)	(6,938,379)	983,061	24,705
Income tax benefit (expense), net of refund	5,326,300	(130,571)	3,827,818	(130,571)
Income (loss) from continuing operations	918,303	(7,068,950)	4,810,879	(105,866)

Gain on sale of discontinued operations, net of income taxes	9,468,677	524,156	7,023,786	269,314
Income (loss) of discontinued operations	22,584	(232,444)	-	(69,573)

Income from discontinued operations	9,491,261	291,712	7,023,786	199,741

Net income (loss)	10,409,564	(6,777,238)	11,834,665	93,875

NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$-	(85,093)	$-	(55,066)

Net income (loss) attributable to Hollywood Media Corp.	$10,409,564	$(6,862,331)	$11,834,665	$38,809

Basic and diluted income (loss) per common share
Continuing operations	$0.04	$(0.29)	$0.21	$(0.01)
Discontinued operations	0.41	0.01	0.30	0.01
Total basic and diluted net income (loss) per share	$0.45	$(0.28)	$0.51	$-

Weighted average common and common equivalent shares
outstanding - basic and diluted	23,178,814	24,384,547	23,178,064	23,179,066